.U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 4, 2003

COMMISSION FILE NUMBER: 000-27549

TANKLESS SYSTEMS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	88-0362112 (I.R.S. Employer Identification No.)

7650 E. Evans Road, Suite C, Scottsdale, AZ                      85260

(Address of principal executive offices)                                         (Zip Code)

Registrant's telephone number: (480) 609-7575

2920 E. Camelback Rd., Suite 150, Phoenix, Arizona          85016

(Former name or former address if changed since last report)

This report is amended to report on the status of required financial statements.

ITEM 1.  Changes in control of Registrant.

  a)

On November 7, 2003, 8,366,778 shares of restricted common stock of the Registrant were issued to the shareholders of Envirotech Systems Worldwide, Inc. (“ESW”) in exchange for all of the issued and outstanding shares of ESW, pursuant to the provisions of the Agreement of Share Exchange and Plan of Reorganization dated November 4, 2003 by and between Tankless Systems Worldwide, Inc. and ESW which Agreement is filed as an exhibit to this Registrant’s 8-K.  As a result of closing pursuant to the Acquisition Agreement, and the issuance of such shares, ESW has become a wholly-owned subsidiary of the Registrant and former ESW shareholders now own approximately 74% of Registrant’s issued and outstanding shares.

  b)

There are no arrangements known to the Registrant, including any pledge by any person, of securities of the Registrant, the operation of which may, at a subsequent date, result in a change in control of Registrant.

ITEM 7.  Financial Statements and Exhibits

a)

After consultation with the auditors, the Registrant believes the financial statements will be finished and filed no later than February 17, 2004.

b)

The pro forma financial statements required by this item will be filed no later than February 17, 2004.

c)

Exhibits

Exhibit                  Description

2.1

      Agreement of Share Exchange and Plan of Reorganization dated November 4, 2003*

* Previously filed

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 21, 2004

TANKLESS SYSTEMS WORLDWIDE, INC.

By:  /s/ Thomas Kreitzer

Name:  Thomas Kreitzer

Title: Interim Chief Executive Officer